Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) dated as of September 23, 2009, is made by and among the undersigned holders of promissory notes issued by Pacific Office Properties, L.P., a Delaware limited partnership (the “Partnership”), and the Partnership.

RECITALS

A.           Each of the undersigned (collectively, the “Transferors”) is or will be, as of the Closing (as defined below), the holder of the promissory notes, issued by the Partnership, described opposite their respective names on Exhibit A hereto (the “Notes”).

B.           Subject to fulfillment of the terms and conditions set forth below, each of the Transferors desires to transfer to the Partnership the Notes held by such Transferor in exchange for the number of shares of common stock, par value $0.0001 per share (“Company Common Stock”), of Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), that is the sole general partner of the Partnership, set forth opposite their respective names on Exhibit A hereto (the “Shares”), which Shares have been contributed by the Company to the Partnership in connection with the transactions contemplated by this Agreement.

AGREEMENTS

In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Section 1.                      Exchange.  Subject to and upon the terms and conditions of this Agreement, each of the Transferors agrees to sell, transfer and exchange at the Closing (as defined below) the Notes held by such Transferor and set forth opposite such Transferor’s name on Exhibit A hereto for the number of Shares set forth opposite such Transferor’s name on Exhibit A hereto, without any further consideration to be exchanged by the parties (the “Exchange”).  Such number of Shares has been calculated by dividing the indebtedness represented by each Note (including principal and accrued interest through the Closing Date) by $3.82, which represents the volume-weighted average closing market price per share of the Company Common Stock on the NYSE Amex Equities exchange (the “NYSE Amex”) for the thirty trading days preceding the date of this Agreement.  Each of the Transferors agrees to deliver to the Partnership all of such Transferor’s right, title and interest in and to the Notes held by such Transferor and all documentation related thereto, and whatever documents of assignment, conveyance and transfer may be necessary or desirable with respect thereto.  Such Notes shall be cancelled, and the indebtedness represented thereby discharged, upon consummation of the Exchange.  In return, the Partnership agrees to deliver to each of the Transferors the number of Shares set forth opposite his name on Exhibit A hereto.

Section 2.                      Closing.  The closing of the Exchange (the “Closing”) shall be effective as of the close of business on September 25, 2009, or such other date as may be agreed between the Partnership and the Transferors (the “Closing Date”).

Section 3.                      Conditions to Closing.

(a)           Conditions to Closing of the Partnership.  The Partnership’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or part by all of the Transferors:

(i)           The representations and warranties made by each of the Transferors in Section 4 of this Agreement shall be true and correct on the Closing Date;

(ii)           All required approvals of the Exchange by the NYSE Amex shall have been received;

(iii)           The Company shall have received an opinion from Duff & Phelps as to the valuation of its outstanding share of proportionate voting preferred stock; and

(iv)           The Mutual Release and Cancellation of Note, to be entered into as of the Closing Date between the Partnership and the Holder (as defined therein), shall have been executed and delivered by each of the parties thereto.

(b)           Conditions to Closing of the Transferors.  Each Transferor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or part by the Partnership:

(i)            All required approvals of the Exchange by the NYSE Amex shall have been received; and

(ii)           The Mutual Release and Cancellation of Note, to be entered into as of the Closing Date between the Partnership and the Holder, shall have been fully executed and delivered by each of the parties thereto.

Section 4.                      Representations of Transferors.  Each of the Transferors hereby individually represents and warrants that:

(a)            Authority; Enforceability.  The Transferor has full power and authority to enter into, execute, deliver and perform this Agreement and all other agreements and instruments to be executed by the Transferor in connection herewith.  All of such actions have been duly authorized and approved by all persons or entities authorized to take such required action.  This Agreement constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

(b)            Ownership of Notes.  As of the Closing, the Transferor is or will be the sole legal owner of the Notes set forth opposite his name on Exhibit A hereto.  Such Notes are free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or similar adverse claim thereto.  The Transferor has not, in whole or in part, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Notes which has not been revoked or which is otherwise outstanding and effective as of the Closing.  No action is pending or, to the Transferor’s knowledge, threatened, which would contest the Transferor’s ownership of, or right to transfer, such Notes.

(c)            No Conflicts.  The execution and delivery of this Agreement, the consummation of the Exchange and all of the other transactions contemplated hereby will not result:

(i)            in a breach of any of the terms and provisions of or constitute a default under any indenture, mortgage, deed or trust, or other agreement or instrument to which the Transferor is a party; or

(ii)            in a violation of or default under any state or federal statute or any of the rules or regulations applicable to the Transferor of any court or of any federal and state regulatory body or administrative agency.

(d)            Sophistication and Affluence of Transferors.  Each Transferor is either (i) an accredited investor as defined in the Securities Act of 1933, as amended; (ii) a knowledgeable and experienced investor capable of evaluating the merits and risks of the Exchange; or (iii) has retained a person who is knowledgeable and experienced to represent him in this Exchange.  In any case, the Transferor can afford the financial risk of an investment in shares of Company Common Stock.

Section 5.                      Transferability of Shares.

(a)           No Registration.  The Shares to be issued to the Transferors as a result of the Exchange will not be registered under the Securities Act of 1933, as amended, nor is it currently contemplated that the Shares will be registered at any time in the future.  By the execution of this Agreement and by acceptance of certificates for the Shares pursuant to the terms of this Agreement, the Transferors represent and warrant that each of them is acquiring the Shares for investment only and not with a view to the further distribution or resale of such Shares.

(b)           Legend.  Each certificate, if any, representing the Shares will bear the following legend, which legend will further restrict the sale or transfer of such Shares:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state law, and such shares may not be sold or offered for sale in the absence of an effective registration statement as to securities under the Securities Act of 1933, as amended, or an opinion from counsel satisfactory to the company that such registration is not required.”

Section 6.                      Termination.  This Agreement may be terminated at any time before the Closing at the election of the Partnership by giving written notice to the Transferors.  Upon termination by written notice as provided in this Section, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of either the Partnership, the Company or the directors, officers, employees, agents, partners or stockholders of any of them.

Section 7.                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 8.                      Notices.  All notices, requests, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given:  (a) when delivered personally; (b) on the following business day when sent by overnight courier; (c) on dispatch when sent by telecopy, so long as a copy of such communication is immediately thereafter mailed as provided in this Section; and (d) when mailed by first class mail, postage prepaid, to the main office of the Partnership and to each Transferor at his respective address set forth on Exhibit A hereto.

Section 9.                      Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware.

Section 10.                      No Implied Rights or Remedies.  Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, other than the Partnership and the Transferors, any rights or remedies under or by reason of this Agreement.

Section 11.                      No Waiver.  No failure on the part of any of the parties to this Agreement to exercise, no delay in exercising and no course of dealing with respect to, any right or remedy under this Agreement will operate as a waiver thereof.  No single or partial exercise of any right or remedy under this Agreement will preclude any other further exercise thereof or the exercise of any other right or remedy.

Section 12.                      Headings.  The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

Section 13.                      Successors and Assigns.  This Agreement may not be assigned without the written consent of all of its parties.  This Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs and legal representatives.

Section 14.                      Severability.  If any provision of this Agreement shall be invalid or unenforceable, the other provisions of this Agreement shall continue in full force, and the validity and enforceability of such other provisions shall not be adversely affected.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PACIFIC OFFICE PROPERTIES, L.P.

By:	PACIFIC OFFICE PROPERTIES TRUST, INC., its sole general partner

	By:	/s/ Lawrence J. Taff
Lawrence J. Taff
Chief Financial Officer

TRANSFERORS:

SHIDLER EQUITIES, L.P., a Hawaii limited partnership

By:	Shidler Equities Corp., a Hawaii corporation

	By:	/s/ Jay H. Shidler
Name: Jay H. Shidler
Title: Its President

REYNOLDS PARTNERS, L.P., a Hawaii limited partnership

By:	JC Reynolds, LLC, a Hawaii limited liability company, its general partner

	By:	/s/ James C. Reynolds
Name: James C. Reynolds

JRI EQUITIES, LLC, a California limited liability company

By:	/s/ James R. Ingebritsen
Name: James R. Ingebritsen
Title: Its Managing Member

MJR EQUITIES, LLC, a California limited liability company

By:	/s/ Matthew J. Root
Name: Matthew J. Root
Title: Its Managing Member

/s/ Lawrence J. Taff
Lawrence J. Taff

Exhibit A

Name & Address	Principal Amount of Notes to be Exchanged(1)	Number of Shares of Company Common Stock to be Received

Shidler Equities, L.P.	$1,237,107.00	323,850
841 Bishop Street, Suite 1700 Honolulu, HI 96813

Reynolds Partners, L.P.	$765,925.28	200,504
10188 Telesis Court, Suite 222 San Diego, CA 92121

JRI Equities, LLC	$337,103.54	88,247
10188 Telesis Court, Suite 222 San Diego, CA 92121

MJR Equities, LLC	$337,103.54	88,247
10188 Telesis Court, Suite 222 San Diego, CA 92121

Lawrence J. Taff	$337,103.54	88,247
841 Bishop Street, Suite 1700 Honolulu, HI 96813

TOTAL	$3,014,342.90	789,095

___________
(1)  Notes issued by the Partnership representing such Transferor’s interest in the subordinated promissory note of the Partnership, dated as of August 14, 2008, held by STIRR SoCal Portfolio II, LLC, a Delaware limited liability company, to be distributed to the Transferors pursuant to the Mutual Release and Cancellation of Notes to be entered into as of the Closing Date.